EXHIBIT 10.1

MICHAEL BARRON

8 BELFAIR COURT

HENDERSON, NV 89052

702 481-2343

VIA EMAIL

July 15, 2020

Las Vegas Xpress, Inc.

2831 St. Rose Parkway, Suite # 200

Henderson, Nevada 89052

Attn: Human Resources Dept.

Dear Sirs,

Please accept this letter as my formal notice of my resignation from the Board of Directors of the Las Vegas Xpress, Inc., effective immediately, as discussed and acknowledged making my last day of employment July 15, 2020.

I appreciate the opportunities I have been given during my time with the company.

If I can assist with the transition, please do let me know. I wish the company the best of success in the future.

Thank you for your understanding of my decision to leave the company.

Respectfully,

/s/ Michael Barron

Michael Barron

Cc: File

HR

Acct Dept.